UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2025

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16305 36th Avenue North, Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

(763) 392-0767

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 18, 2025, in connection with a presentation at the ESMO Congress 2025, Celcuity Inc. (the “Company”) issued press releases (i) announcing detailed results from the PIK3CA wild-type cohort of the Phase 3 VIKTORIA-1 clinical trial (the “VIKTORIA-1 trial”), (ii) providing a status update on the PIK3CA mutant-type cohort of the VIKTORIA-1 trial, and (iii) disclosing additional data from a Phase 1b clinical trial that evaluated gedatolisib in patients with hormone receptor (“HR”)-positive, human epidermal growth factor receptor 2 (“HER2”)-negative advanced breast cancer (“ABC”). Copies of these press releases are furnished as Exhibit 99.1 and Exhibit 99.2 to this report and are incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On October 18, 2025, the Company announced detailed topline results from the PIK3CA wild-type cohort of the VIKTORIA-1 trial evaluating gedatolisib plus palbociclib and fulvestrant (the “gedatolisib triplet”) and gedatolisib plus fulvestrant (the “gedatolisib doublet”) in adults with HR-positive, HER2-negative, PIK3CA wild-type, locally advanced or metastatic breast cancer, following progression on, or after, treatment with a CDK4/6 inhibitor and an aromatase inhibitor.

In the VIKTORIA-1 trial, median progression-free survival (“PFS”) with the gedatolisib triplet was 9.3 months versus 2.0 months with fulvestrant, an incremental improvement of 7.3 months (HR=0.24; 95% CI: 0.17-0.35; p<0.0001). The objective response rate (“ORR”) of the gedatolisib triplet was 31.5% compared to 1% with fulvestrant and the median duration of response (“DOR”) was 17.5 months. For the gedatolisib doublet, the median PFS was 7.4 months versus 2.0 months with fulvestrant, an incremental improvement of 5.4 months (HR=0.33; 95% CI: 0.24-0.48; p<0.0001). The ORR of the gedatolisib doublet was 28.3% and the median DOR was 12.0 months. The median DOR was not determinable for fulvestrant because there was only one objective response.

The topline efficacy data from the VIKTORIA-1 PIK3CA wild-type cohort established several new milestones in the history of drug development for HR+/HER2- ABC:

●	The hazard ratios for the gedatolisib triplet and doublet are more favorable than have ever been reported by any Phase 3 trial for patients with HR+/HER2- ABC.
●	The 7.3- and 5.4-months incremental improvements in median PFS for the gedatolisib triplet and gedatolisib doublet over fulvestrant, respectively, are higher than have ever been reported by any Phase 3 trial for patients with HR+/HER2- ABC receiving at least their second line of an endocrine therapy-based regimen.
●	Gedatolisib is the first inhibitor targeting the PI3K/AKT/mTOR (“PAM”) pathway to demonstrate positive Phase 3 results in patients with HR+/HER2-/PIK3CA wild-type ABC whose disease progressed on or after treatment with a CDK4/6 inhibitor.
●	The median DOR and incremental ORR improvement relative to control for the gedatolisib triplet and doublet are the highest reported for an endocrine therapy-based regimen in 2L HR+/HER2- ABC.

The median PFS benefit of the gedatolisib triplet and doublet compared to fulvestrant was consistent across subgroups with the gedatolisib triplet showing higher clinical benefit in nearly all subgroups compared to the gedatolisib doublet, particularly for patients who were pre/perimenopausal, endocrine therapy resistant, or had visceral metastases. For patients enrolled in the United States and Canada, median PFS was 19.3 months (HR=0.13; 90% CI: 0.07-0.29) for the gedatolisib triplet and 14.9 months (HR=0.35; 90% CI: 0.17-0.76) for the gedatolisib doublet.

The gedatolisib triplet and doublet were generally well tolerated in the trial with mostly low-grade treatment-related adverse events (“TRAEs”). The most common grade 3 TRAEs for the gedatolisib triplet, gedatolisib doublet, and fulvestrant groups included neutropenia (52.3%, 0%, and 0.8% of patients, respectively); stomatitis (19.2%, 12.3%, and 0%); rash (4.6%, 5.4%, and 0%); and hyperglycemia (2.3%, 2.3%, and 0%). The primary grade 4 TRAEs for the gedatolisib triplet and gedatolisib doublet groups were neutropenia (10.0% and 0.8%, respectively), leukopenia (0.8% in the gedatolisib triplet group) and pneumonitis (0.8% in gedatolisib doublet group). TRAEs led to the discontinuation of study treatment in 2.3% of patients in the gedatolisib triplet group, 3.1% in the gedatolisib doublet group, and 0% in the fulvestrant group.

Overall survival, a key secondary endpoint in VIKTORIA-1, while immature at the time of the analysis, with less than one-half of the required number of events having occurred, showed promising trends for both the gedatolisib triplet and doublet.

The Company initiated a rolling New Drug Application (“NDA”) submission in conjunction with the U.S. Food and Drug Administration’s (“FDA”) Real-Time Oncology Review program, based on data from the PIK3CA wild-type cohort of VIKTORIA-1. Completion of the NDA submission is targeted for the fourth quarter of 2025. The PIK3CA mutant cohort of the Phase 3 VIKTORIA-1 trial is 100% enrolled and is expected to report topline data for this cohort in late Q1 2026 or during Q2 2026.

The Company also disclosed additional data from a Phase 1b clinical trial that evaluated gedatolisib in patients with HR-positive, HER2-negative ABC. The analyses reported efficacy data from patients who were treated with the same drug regimen evaluated in the VIKTORIA-1 trial.

Patients in Escalation Arm B and Expansion Arms B and C received a 180 mg dose of gedatolisib once weekly (“weekly dose”). Patients in Expansion Arm D received a 180 mg dose of gedatolisib on days 1, 8, and 15 of a four-week cycle (“intermittent dose”), which was the same dose regimen patients in the VIKTORIA-1 trial received. The proportion of patients who received the intermittent dose of gedatolisib was 37% for those with PIK3CA mutant-type tumors and 25% for those with PIK3CA wild-type tumors. The proportion of patients who received prior treatment with a CDK4/6 inhibitor was 73% for those with PIK3CA wild-type tumors, and 71% for those with PIK3CA mutant-type tumors.

Median PFS and the ORR were assessed in sub-groups of patients according to their PIK3CA status (Table 1). For all analyzed patients with PIK3CA mutant-type tumors (n=30), median PFS was 14.6 months and the ORR in response evaluable patients was 48%. Median PFS was 19.7 months and the ORR was 64% in patients with PIK3CA mutant-type tumors who received the intermittent dose of gedatolisib used in the VIKTORIA-1 trial. For patients with PIK3CA wild-type tumors (n=60), median PFS was 9.0 months and the ORR in response evaluable patients was 41%. Median PFS was 9.1 months and the ORR was 53% in patients with PIK3CA wild-type tumors who received the intermittent dose of gedatolisib used in the VIKTORIA-1 trial.

Table 1: Efficacy Analysis of Phase 1b Patients Treated with Gedatolisib Plus Palbociclib Plus Fulvestrant

	PIK3CA Mutant Type		PIK3CA Wild Type
	All	Intermittent Dose	All	Intermittent dose
N	30	11	60	15
Median PFS (months)	14.6	19.7	9.0	9.1
ORR	48%	64%	41%	53%

Forward-Looking Statements

This Current Report on Form 8-K (including the exhibit thereto) contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the potential therapeutic benefits of gedatolisib; the size, design and timing of our clinical trials; our interpretation of topline clinical trial data; the ability of our data to support the filing of an NDA with the FDA; our expectations regarding the timing of and our ability to obtain FDA approval to commercialize gedatolisib; and other expectations with respect to gedatolisib. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this report are based on management’s current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including that certain of our results are based on a preliminary analysis of key data, and such data may change following a more comprehensive review of the data related to the clinical trial; unforeseen delays in our planned NDA for gedatolisib; and our ability to obtain and maintain regulatory approvals to commercialize gedatolisib. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2024, as such risks may be updated in our subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by these cautionary statements, and we undertake no obligation to revise or update this report to reflect events or circumstances after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated October 18, 2025
99.2	Press release dated October 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2025

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer